UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2013

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Membership Interest Purchase Agreement

Constellation Beers Ltd., a Maryland corporation (“Constellation Beers”), an indirect wholly-owned subsidiary of Constellation Brands, Inc., a Delaware corporation (“Constellation”), currently owns a 50% interest in Crown Imports LLC (“Crown Imports”). Crown Imports is a joint venture with GModelo Corporation, a Delaware corporation (“Seller”) and a wholly-owned subsidiary of Grupo Modelo, S.A.B. de C.V. (“Modelo”), through which Modelo’s Mexican beer portfolio (the “Modelo Brands”) has been imported, marketed and sold in the U.S. since January 2007. Seller owns the other 50% interest in Crown Imports, which has the exclusive right to import, market and sell primarily the Modelo Brands, which include Corona Extra, Corona Light, Modelo Especial, Pacifico, Negra Modelo and Victoria, in all 50 states of the U.S., the District of Columbia and Guam pursuant to the terms of an Importer Agreement, dated as of January 2, 2007, by and between Extrade II, S.A. de C.V. (“Extrade”) and Crown Imports (as amended, the “Existing Importer Agreement”).

On June 28, 2012, Constellation Beers, Constellation Brands Beach Holdings, Inc., a Delaware corporation and indirect wholly-owned subsidiary of Constellation (“CBBH”), Constellation and Anheuser-Busch InBev SA/NV, a Belgian corporation (“ABI”), entered into a Membership Interest Purchase Agreement (the “Initial Purchase Agreement”). On February 13, 2013, Constellation Beers, CBBH, Constellation and ABI entered into an Amended and Restated Membership Interest Purchase Agreement (the “Crown Purchase Agreement”) that amended and restated the Initial Purchase Agreement. Pursuant to the Crown Purchase Agreement, ABI will cause the Seller to sell, and Constellation Beers and CBBH will purchase, Seller’s membership interest in Crown Imports (the “Purchased Interest”). Constellation Beers will purchase 98% of the Purchased Interest, and CBBH will purchase 2% of the Purchased Interest. As a result of the purchase of the Purchased Interest by Constellation Beers and CBBH (the “Crown Purchase”), Constellation Beers will own a 99% interest in Crown Imports, CBBH will own a 1% interest in Crown Imports and Crown Imports will become an indirect wholly-owned subsidiary of Constellation. The purchase price for the Purchased Interest is $1,845 million, to be paid on the date of the closing of the Crown Purchase.

The Crown Purchase Agreement contemplates that ABI and Constellation will enter into an Interim Supply Agreement (the “Interim Supply Agreement”) at the closing of the transactions contemplated by the Crown Purchase Agreement (the “Crown Closing”). Pursuant to the Interim Supply Agreement, ABI will supply Crown Imports with the Modelo Brand products required by Crown Imports for delivery and sale to Crown Imports’ customers in the U.S. (including the District of Columbia and Guam), subject to certain limitations based on Crown Imports’ product supply forecasts under the Interim Supply Agreement. The prices for products purchased under the Interim Supply Agreement are fixed for the term, subject to an annual adjustment based on the U.S. consumer price index. The Interim Supply Agreement has a three year term, subject to two one-year extensions at Crown Imports’ option in the event the planned expansion of the Piedras Negras Brewery (as defined below) has not been completed prior to the third or fourth anniversary, respectively, of the Crown Closing. Simultaneously with the consummation of the Crown Closing, the Existing Importer Agreement would be terminated.

The closing of the Crown Purchase is subject to certain closing conditions including the receipt of necessary Mexican antitrust approval relating to the Brewery Purchase (as defined below) and the consummation of certain transactions between ABI and Modelo and certain of its affiliates (the “GM Transaction”), which is subject to the receipt of necessary U.S. and Mexican antitrust and other regulatory approvals. The Crown Purchase Agreement may be terminated by either Constellation or ABI if the Crown Purchase has not been consummated by December 30, 2013 or if the GM Transaction is terminated. If the Crown Purchase Agreement is terminated because the GM Transaction is terminated, ABI must pay Constellation a termination fee of $75 million. If, notwithstanding the Second Amended and Restated Interim Loan Agreement (as defined below), Constellation is unable to obtain financing sufficient to consummate the Transaction (as defined below) or Constellation otherwise fails to consummate the Transaction, ABI has the right to require Constellation Beers to sell the 50% interest in Crown Imports that it currently owns to an alternative purchaser in a sale by ABI of the Purchased Interest and Constellation would be entitled to receive consideration for the sale of Constellation Beers’ current 50% interest in Crown Imports in an amount equal to a multiple of Crown Imports’ earnings before interest and taxes (“EBIT”) for the 12 month period immediately prior to the date of the definitive agreement or agreements for such transaction, which multiple would be the same as the multiple of the EBIT of all of the businesses sold by ABI in that transaction.

Stock Purchase Agreement

Also on February 13, 2013, ABI and Constellation entered into a Stock Purchase Agreement (the “Brewery Purchase Agreement” and, together with the Crown Purchase Agreement, the “Purchase Agreements”), pursuant to which (i) Constellation agreed to purchase or cause one or more of its subsidiaries to purchase all of the issued and outstanding shares of capital stock of Compañia Cervecera de Coahuila, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Brewery Company”), and all of the issued and outstanding shares of capital stock of Servicios Modelo de Coahuila, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Service Company”), and (ii) ABI agreed to (a) cause Modelo to sell to Constellation or one or more of its subsidiaries all of the issued and outstanding shares of capital stock of the Brewery Company and the Service Company (collectively, the “Purchased Shares”), and (b) cause Marcas Modelo, S.A. de. C.V. (“Marcas Modelo”) to grant to Constellation Beers the rights described in an Amended and Restated Sub-License Agreement in the form attached as an exhibit to the Brewery Purchase Agreement (the “Sub-License Agreement”).

The Brewery Company owns and operates Modelo’s state-of-the-art Piedras Negras brewery located in Nava, Coahuila, Mexico (the “Piedras Negras Brewery”), sells the beer produced by the Piedras Negras Brewery, and does not engage in or otherwise own or operate any other business lines or activities. The Service Company supplies employees for the operation and maintenance of the Piedras Negras Brewery, provides related human resources, benefits and insurance, compliance, and payroll services to the Brewery Company and is not otherwise involved in any business or activity.

The Brewery Purchase Agreement contemplates that Marcas Modelo will enter into the Sub-License Agreement at the closing of the transactions contemplated by the Brewery Purchase Agreement (the “Brewery Closing”). Pursuant to the Sub-License Agreement, Marcas Modelo will grant to Constellation Beers an irrevocable, exclusive (subject to certain exceptions), fully paid-up sub-license to use certain trademarks, recipes, trade secrets, know-how, trade dress, mold designs, patents, copyrights, trade names, and certain other intellectual property rights in connection with the manufacture, bottling and packaging in Mexico (or worldwide under certain circumstances including force majeure events) and importation, distribution, sale, resale, advertisement, promotion and marketing in all 50 states of the U.S., the District of Columbia and Guam of the Modelo Brands and certain extension brands (the “Licensed Rights” and, together with the Purchased Interest and the Purchased Shares, the “Purchased Assets”), subject to the terms of the Sub-License Agreement. The term of the Sub-License Agreement is perpetual, and Marcas Modelo has no right to terminate the Sub-License Agreement notwithstanding any breach of the Sub-License Agreement by Constellation Beers.

The Brewery Purchase Agreement also contemplates that at the Brewery Closing ABI and Constellation will enter into a Transition Services Agreement (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement ABI will provide, or cause to be provided, to Constellation for the benefit of the Brewery Company, certain brewery operations services, procurement and logistics transition services, other general and administrative services, brewery expansion services, supply services and other agreed services (collectively, the “Services”). The Brewery Company is generally entitled to obtain the Services for up to thirty-six (36) months after the Brewery Closing, except brewery operations services are only available for six (6) months after the Brewery Closing. Constellation will pay ABI or the provider of the Services the costs for the Services in accordance with the terms of the Transition Services Agreement. The Transition Service Agreement will terminate on the third anniversary of the Brewery Closing or an earlier date as agreed by ABI and Constellation; provided, Constellation may terminate the Transition Services Agreement at any time and the Transition Services Agreement will terminate if there is a change of control of Constellation to a Prohibited Owner (as defined in the Transition Services Agreement) or if Constellation Beers assigns the Sub-License Agreement to a Prohibited Owner.

The aggregate purchase price for the Purchased Shares and the grant of the Licensed Rights is $2,900 million, subject to adjustment if the EBITDA of Modelo’s operations relating to the production profit on all sales of beer to Crown Imports during 2012 as defined in the Brewery Purchase Agreement (the “2012 EBITDA”) is greater or less than $310 million. If the 2012 EBITDA is less than $310 million, Constellation will be entitled to a purchase price refund equal to 9.3 times the amount by which the 2012 EBITDA is less than $310 million. If the 2012 EBITDA is greater than $310 million, Constellation or its subsidiaries will be required to pay an additional purchase price equal to 9.3 times the amount by which the 2012 EBITDA is greater than $310 million; provided, the increased purchase price may not exceed a cap based on a 2012 EBITDA of $370 million and Constellation or its subsidiaries are not obligated to pay any increased purchase price until the later of the first anniversary of the Brewery Closing or thirty days after the final determination of the 2012 EBITDA. The initial calculation of the 2012 EBITDA will be prepared by an accounting firm engaged by Constellation and ABI. In the event of any disputes between Constellation and ABI regarding the calculation of the 2012 EBITDA that are not resolved by the parties, an independent accounting firm will be appointed by the parties to resolve the dispute.

The Brewery Purchase Agreement contains representations and warranties of a type customary for transactions of this type, including a representation by Constellation concerning the availability of financing for the payment of the purchase price payable pursuant to the Brewery Purchase Agreement and representations by ABI concerning the functional capability of the Piedras Negras Brewery to produce ten million hectoliters of beer per year and, to ABI’s knowledge (as defined in the Brewery Purchase Agreement), the ability of the Piedras Negras Brewery to be expanded to produce 20 million hectoliters, which exceeds the volume of beer currently being sold by Crown Imports. As discussed below, Constellation already has in place the Second Amended and Restated Interim Loan Agreement, which satisfies Constellation’s financing representations and warranties in the Brewery Purchase Agreement. The Brewery Purchase Agreement contains covenants and agreements of a type customary for transactions of this type, and contains certain additional rights, including that ABI will discuss with Constellation the purchase by Constellation of a glass plant in Mexico owned by an affiliate of ABI if such affiliate desires to sell such glass plant.

The closing of the transactions contemplated by the Brewery Purchase Agreement (the “Brewery Purchase” and, together with the Crown Purchase, the “Transaction”) is subject to certain closing conditions including the consummation of the Crown Purchase and the receipt of any necessary Mexican and U.S. antitrust approvals. Constellation’s obligation to consummate the Brewery Purchase is also subject to a force majeure event occurring at the Piedras Negras Brewery that remains uncured. The Brewery Purchase Agreement may be terminated by either Constellation or ABI if the Crown Purchase Agreement has been terminated for any reason or if the GM Transaction is terminated. If the Brewery Purchase Agreement is terminated because the GM Transaction is terminated, ABI must pay Constellation a termination fee of $117 million. The Brewery Purchase is projected to be consummated immediately following the consummation of the Crown Purchase.

Overall Transaction

Following the Transaction, Constellation will have perpetual rights to the Modelo Brands in all 50 states of the U.S., the District of Columbia and Guam through the Sub-license Agreement, will be the sole owner of Crown Imports, and will have independent brewing operations through its ownership of the Piedras Negras Brewery, which provides over half of the current supply of the Modelo Brands to the U.S. Over the course of the three years following the Transaction, Constellation intends to expand the Piedras Negras Brewery, after which it will be capable of supplying 100% of Crown Imports’ projected needs for the U.S. marketplace. During this transition and expansion, the Interim Supply Agreement and Transition Services Agreement will provide Crown Imports and Constellation with the necessary product supply for the Modelo Brands in the U.S. and the necessary support to transition the business of the Piedras Negras Brewery to Constellation.

Pursuant to the Second Amended and Restated Interim Loan Agreement, the Bridge Lenders (as defined below) have committed to make loans sufficient to finance the Crown Purchase, the Brewery Purchase and related costs. Although the Second Amended and Restated Interim Loan Agreement provides certainty of financing, Constellation plans to actually finance the purchase price for the Purchased Assets and other costs related to the Transaction with available cash and proceeds from a combination of debt financings including incremental term loans under its Amended and Restated Credit Agreement, dated as of August 8, 2012, among Constellation, Bank of America, N.A., as administrative agent, and the lenders and other parties party thereto (as may be subsequently amended, the “2012 Credit Agreement”), revolver borrowings under the 2012 Credit Agreement, an accounts receivable securitization facility and the issuance of certain notes or debt securities.

Second Amended and Restated Interim Loan Agreement

On June 28, 2012, Constellation, Bank of America, N.A., as administrative agent and a lender, and JPMorgan Chase Bank, N.A., as a lender, entered into an Interim Loan Agreement (the “Original Interim Loan Agreement”) in connection with the entry into the Initial Purchase Agreement. On July 18, 2012, Constellation, Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as a lender, and certain other lenders (all such parties other than Constellation are collectively referred to as the “Bridge Lenders”) entered into an Amended and Restated Interim Loan Agreement (the “Amended and Restated Interim Loan Agreement”).

On February 13, 2013, Constellation, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the Bridge Lenders entered into the Second Amended and Restated Interim Loan Agreement (the “Second Amended and Restated Interim Loan Agreement”) that amended and restated the Amended and Restated Interim Loan Agreement to provide certainty of financing to fund the purchase price for the Purchased Assets and the other costs related to the Transaction.

The Second Amended and Restated Interim Loan Agreement provides for aggregate credit facilities of $4,375 million, consisting of a $1,850 million term loan (the “Bridge A Loan”) and a $2,525 million term loan (the “Bridge B Loan” and, together with the Bridge A Loan, the “Bridge Loans”). The Bridge Loans must be borrowed, if at all, in connection with the closing of the Transaction. The amount of the Bridge A Loan will be reduced by the amount of the first $1,850 million of proceeds from any debt securities issued by Constellation after the date of the Original Interim Loan Agreement that are actually applied to pay a portion of the consideration payable under the Purchase Agreements on the date the Transaction is consummated (the “Closing Date”), and the Bridge B Loan will be reduced by the amount of any revolving credit facility or term debt under the 2012 Credit Agreement, together with any cash (other than cash that does not represent the proceeds of indebtedness in an amount not to exceed $370,000,000 in the aggregate) that is actually utilized on the Closing Date to fund a portion of the consideration payable under the Purchase Agreements. The commitments to make each Bridge Loan expire on the earliest of (i) 5:00 p.m., New York City time, on December 30, 2013 unless the Closing Date occurs on or prior to such date, (ii) the date of consummation of the Transaction without any borrowing under such Bridge Loan and (iii) the termination of the Purchase Agreements prior to the closing of the Transaction.

The obligation to make the Bridge Loans is subject to limited conditions, including: (i) the delivery of certain customary documentation, (ii) the delivery of a certificate attesting to the solvency of Constellation and its subsidiaries, taken as a whole, (iii) Constellation having paid all fees and expenses due to the Bridge Lenders and the arrangers in connection with financing activities relating to the Transaction, (iv) the Transaction having closed without a material adverse change in its terms, and (v) certain limited representations and warranties made by Constellation being true and correct in all material respects on the Closing Date. Constellation intends to use the proceeds of the Bridge Loans, if any, to finance the Transaction and related expenses.

The Bridge Loans will bear interest at a rate per annum equal to the lesser of (i) LIBOR plus a margin, and (ii) an agreed cap (the “Total Cap”), until the earlier of the first anniversary of the Closing Date (the “Rollover Date”) or the breach by Constellation of certain commitments, subject to a notice and cure period, relating to the offering of debt securities and the issuance of other debt to finance the Transaction or refinance the Bridge Loans (a “Demand Failure Event”), after which Rollover Date or Demand Failure Event the Bridge Loans will bear interest at a rate per annum equal to the Total Cap. The margin for periods prior to the earlier of the Rollover Date or a Demand Failure Event is 4.75% for the first three months following the Closing Date and increases by 0.50% every 3 months thereafter.

Subject to the satisfaction of certain conditions and requirements, from and after the Rollover Date the Bridge Lenders will have the right to exchange Bridge Loans for exchange notes to be issued under an indenture to be entered into by Constellation and having terms as summarized in an exhibit to the Second Amended and Restated Interim Loan Agreement (“Exchange Notes”). In the event of an issuance of Exchange Notes, Constellation would be required to enter into a registration rights agreement pursuant to which the holders of Exchange Notes would be entitled to require Constellation to register the resale of the Exchange Notes under the Securities Act of 1933, as amended.

The Bridge Loans will mature on the eighth anniversary of the Closing Date. Subject to certain limitations and until the Rollover Date, Constellation must offer to prepay the Bridge Loans with the proceeds of certain dispositions of assets unless such proceeds have been reinvested in assets useful to its business. In addition, Constellation must offer to prepay the Bridge Loans in the event of a Change in Control (as defined in the Second Amended and Restated Interim Loan Agreement) and pay a 1% premium if a prepayment is made after the occurrence of a Demand Failure Event as a result of such an offer. Constellation may prepay the Bridge Loans at any time without premium or penalty, except Constellation must pay a make-whole amount in connection with any prepayment after the occurrence of a Demand Failure Event.

The obligations under the Second Amended and Restated Interim Loan Agreement are guaranteed by certain subsidiaries of Constellation (the “Guarantors”) pursuant to a Guarantee Agreement, dated as of June 28, 2012 (the “Guarantee Agreement”). Each of the Guarantors unconditionally and irrevocably guaranteed to the Administrative Agent, for the ratable benefit of the Bridge Lenders, the prompt and complete payment and performance of the indebtedness and other monetary obligations of Constellation under the bridge facility. On February 13, 2013, the Guarantors entered into a Guarantor Consent and Reaffirmation (the “Guarantor Consent”) pursuant to which the Guarantors consented to the Second Amended and Restated Interim Loan Agreement and reaffirmed their guarantees.

The Second Amended and Restated Interim Loan Agreement sets forth certain representations and warranties of Constellation to the Administrative Agent and the Bridge Lenders. Constellation and its

subsidiaries are also subject to covenants that are contained in the Second Amended and Restated Interim Loan Agreement, including those restricting the incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, the payment of dividends, the making of certain investments, prepayments of certain debt, transactions with affiliates, agreements that restrict Constellation’s non-guarantor subsidiaries from paying dividends, sale and leasebacks, and dispositions of property, in each case subject to numerous conditions, exceptions and thresholds, however certain affirmative and negative covenants are effective only from and after the Closing Date, and in some cases run only through the Rollover Date, and in other cases are effective only from and after the Rollover Date.

The Second Amended and Restated Interim Loan Agreement provides for specified events of default, some of which provide for grace periods, including failure to pay any principal or interest when due, any representation or warranty made by Constellation proving to be incorrect in any material respect, failure to comply with covenants or conditions, defaults relating to other material indebtedness, certain insolvency or receivership events affecting Constellation or its subsidiaries, Constellation or its subsidiaries becoming subject to certain judgments prior to the Rollover Date, and the Guarantee Agreement ceasing to be in full force and effect or an assertion to such effect being made by Constellation or any Guarantor. In the event of a default, the Administrative Agent may, and at the request of the requisite number of Bridge Lenders must, declare all obligations under the Second Amended and Restated Interim Loan Agreement immediately due and payable. For certain events of default related to insolvency and receivership, all outstanding obligations of Constellation will become immediately due and payable. An event of default will not provide a basis for the Bridge Lenders to cancel their commitments to make the Bridge Loans or to fund the Bridge Loans if the closing conditions are satisfied.

Constellation has the right to consent to any assignment by either Bank of America, N.A. or JPMorgan Chase Bank, N.A. if after giving effect to the assignment, such lender would hold less than 20% of the aggregate commitments to make Bridge Loans. Constellation has also agreed in the Crown Purchase Agreement that it will not consent to any such reduction below this threshold.

The Bridge Lenders (or their affiliates) are lenders under the 2012 Credit Agreement, and the Administrative Agent is the administrative agent under the 2012 Credit Agreement. The Bridge Lenders and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, and advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses. Without limiting the generality of the foregoing, in connection with anticipated financing activities relating to the Transaction the Bridge Lenders, certain of their affiliates and Constellation have entered into an engagement letter with respect to the syndication of certain loan facilities and a fee letter, the Administrative Agent, one of its affiliates and Constellation have entered into an administrative agency letter, and certain affiliates of the Bridge Lenders and Constellation have entered into an engagement letter with respect to the offering of certain notes and debt securities. In addition, Bank of America, N.A. and JPMorgan Chase Bank, N.A. are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands.

Item 1.02.	Termination of a Material Definitive Agreement.

See the information in Item 8.01 which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information under the caption “Second Amended and Restated Interim Loan Agreement” in Item 1.01 which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 15, 2013, Constellation issued a news release, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference, in which Constellation announced that it will redeem its $650 million 4.625% Senior Notes due 2023.

References to Constellation’s website in the release do not incorporate by reference the information on such website into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the news release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 8.01.	Other Events.

On August 14, 2012, Constellation issued $650,000,000 aggregate principal amount of 4.625% Senior Notes due 2023 (the “Notes”). An amount equal to 100% of the principal amount of the Notes (the “Escrow Property”) was placed into an escrow account pursuant to the term of an escrow agreement, dated as of August 14, 2012 (the “Escrow Agreement”), among Constellation, Manufacturers and Traders Trust Company (“M&T”), in its capacity as Trustee, and M&T, as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, the Escrow Property could be released to Constellation only in the context of a purchase of the Purchased Interest pursuant to the terms of the Initial Purchase Agreement. Because of the differences between the Transaction and the transaction contemplated by the Initial Purchase Agreement, Constellation has determined that the conditions for the release of the Escrow Property cannot be satisfied. Constellation intends to give notice to the Escrow Agent on February 19, 2013, to release the Escrow Property to the paying agent under the supplemental indenture under which the Notes were issued (the “Supplemental Indenture”) for purposes of effecting the special mandatory redemption contemplated by the Supplemental Indenture. As a result, all of the Notes will be redeemed on February 20, 2013, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to but excluding February 20, 2013. Upon such redemption, the Escrow Agreement will terminate.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release of Constellation Brands, Inc. dated February 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2013	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated February 15, 2013.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.